SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)       June 8, 1999
                                                        -------------------
                                                            (May 21, 1999)
                                                        -------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          New Mexico                                          85-0019030
          ----------                                          ----------
 (State or Other Jurisdiction    Commission                (I.R.S. Employer
        of Incorporation)        File Number 1-6986     Identification Number)



Alvarado Square, Albuquerque, New Mexico                    87158
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(Address of Principal Executive Offices)                  (Zip Code)


                                 (505) 241-2700
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address if Changed, Since Last Report)




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Item 5. Other Event

Electric Rate Case

As previously reported, in March 1999, the New Mexico Supreme Court ("Court") overturned the electric rate reduction order issued by the New Mexico Public Utility Commission ("NMPUC") in November 1998, and remanded the case to the Public Regulation Commission ("PRC"), a successor of the NMPUC, for further proceedings consistent with the Court's opinion. In April 1999, the PRC issued a procedural order on the remanded electric rate case, allowing the parties to the case to file a negotiated settlement with the PRC. (See PART I, ITEM 2. - "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - OPENING ELECTRIC COMPETITION AND THE SUPREME COURT'S DECISION ON THE ELECTRIC RATE CASE" in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999 ("the March 10-Q").)

On May 21, 1999, the major parties to the rate case, with the exception of the United States Executive Agencies ("USEA") representing Kirtland Air Force Base ("KAFB"), reached a settlement of the rate case and filed a stipulation with the PRC. The stipulation, if approved by the PRC, would reduce the Company's 1996 annualized revenues by $34.0 million. The rate reduction would be effective for all customer bills rendered on and after July 30, 1999. Also, as part of the settlement, the stipulated rates would remain in effect for each customer class until customer choice is implemented for that customer class in accordance with the Electric Utility Industry Restructuring Act of 1999 (see Item 5. - "Other Events" in the Company's Current Report on Form 8-K dated April 14, 1999), or January 1, 2003, whichever occurs first.

The USEA had filed its statement of opposition to the stipulation on May 26, 1999. However, on May 27, 1999, USEA agreed to withdraw its opposition and joined in the stipulation. As part of the agreement for USEA to withdraw its opposition, the parties agreed that certain language changes proposed by the Company to the tariff under which KAFB currently takes service be set for a separate hearing before the PRC. USEA took the position that the proposed language changes would affect KAFB's current contractual provisions for power service provided by the Company. Hearings on this issue have not yet been scheduled. As previously reported, KAFB had announced that it will not renew its power service contract with the Company after the expiration of the contract in December 1999 (see PART I, ITEM 2. - "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - OTHER ISSUES FACING THE COMPANY-Kirtland Air Force Base ("KAFB") Contract" in the March 10-Q).


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On May 28, 1999,  the County of  Bernalillo,  New Mexico  ("Bernalillo  County")
filed limited objections to the stipulation with the PRC. Bernalillo County objects to certain provisions of the stipulation which address franchise fees
and  cost  responsibility  for  undergrounding   distribution  and  transmission
facilities. Bernalillo County's objections were filed after the deadline established by the PRC. A decision on Bernalillo County's objections has not been made by the PRC.

A hearing on the stipulation has been scheduled for June 28, 1999. The Company is currently unable to predict whether or not the PRC will approve the stipulation in its entirety, or approve it with modifications, or reject it in its entirety.






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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Public Service Company of New Mexico
                                                    (Registrant)



Date:  June 7, 1999                               /s/ Max H. Maerki
                                       ------------------------------------
                                                Max H. Maerki
                                                Senior Vice President and
                                                Chief Financial Officer



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